UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2014
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)	30022 Zip Code
(678) 595-6243
(Registrant’s telephone number, including area code)

______________________________________________
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Legend Oil and Gas, Ltd. (the “Company”) recently completed a process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ended December 31, 2014. On September 16, 2014, the Company determined to end its relationship with Peterson Sullivan LLP (“PS”) as the Company's independent registered public accounting firm, effective immediately.

The reports of PS on the Company's consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. The reports of PS were prepared on a going concern basis but the Company's recurring losses from operations and negative cash flows from operating activities raise substantial doubt about its ability to continue as a going concern.

During the years ended December 31, 2013 and 2012, and the interim periods through the date of change in accountants, there were no (a) disagreements with PS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PS's satisfaction, would have caused PS to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided PS with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from PS a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of PS’s letter dated September 17, 2014 is attached as Exhibit 16.1.

On September 16, 2014, the Company engaged GBH CPAs, PC (“GBH”) as the Company's independent registered public accounting firm for the year ended December 31, 2014, effective immediately.

During the years ended December 31, 2013 and 2012, the Company did not consult with GBH regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit:

16.1  Letter of  Peterson Sullivan LLP dated September 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 17, 2014

LEGEND OIL AND GAS LTD.

By:   /s/ Warren S. Binderman
  Warren S. Binderman
  Chief Financial Officer